Exhibit 99.2

Second Quarter 2012
Supplemental Operating and Financial Information

Colony Cove - Ellenton, FL

Equity LifeStyle Properties, Inc.

Overview

The Company

Equity LifeStyle Properties, Inc. (“ELS,” “we,” “us,” “our” or the “Company”) (NYSE:ELS) was formed in December 1992 as a Maryland corporation to continue the property operations, business objectives and acquisition strategies of an entity that had owned and operated properties since 1969. We have been a public company since 1993 and have elected to be taxed as a real estate investment trust, (a “REIT”), for U.S. federal income tax purposes commencing with our taxable year ended December 31, 1993.

We are a fully integrated owner and operator of lifestyle-oriented properties (“Properties”). We lease individual developed areas, or sites, with access to utilities for placement of factory-built homes, cottages, cabins or recreational vehicles (“RVs”). Customers may lease individual sites or enter right-to-use contracts providing the customer access to specific Properties for limited stays. As of July 16, 2012, we owned or had an ownership interest in a portfolio of 382 Properties located throughout the United States and Canada containing 141,077 residential sites. These Properties are located in 32 states and British Columbia.

This Supplemental Package was prepared to provide (1) certain operational information about the Company for the three and six months ended June 30, 2012 and 2011, (2) details of the Company’s guidance assumptions for 2012 and (3) information about the Acquisition Properties (as defined below).

During the year ended December 31, 2011, the Company closed on 74 manufactured home communities and one RV resort (the “Acquisition Properties”) containing 30,129 sites on approximately 6,400 acres located in 16 states.

Certain statements made within this Supplemental Package may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisition on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•

the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;
•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•

in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•

results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options, including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the Acquisition Properties and the Company’s estimates regarding the future performance of the Acquisition Properties;

•	unanticipated costs or unforeseen liabilities associated with the Acquisition Properties;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Table of Contents

Page Second Quarter 2012—Selected Financial Data 4 Three and Six Months ended June 30, 2012 Income Statement 5

Reconciliation of Net Income to FFO and FAD 6 Consolidated Income from Property Operations 7 Core Income from Property Operations 8 2011 Acquisitions—Income from Property Operations 9 Income from Rental Home Operations 10 Total Sites and Home Sales 11 2012 Guidance 2012 Guidance—Selected Financial Data 12 Third Quarter 2012 Guidance—Selected Financial Data 13 Core Guidance Assumptions – Income from Property Operations 14 2011 Acquisition Assumptions in 2012 15 Acquisition Chattel Loan Assumptions 16 Other Balance Sheet 17 Right-To-Use Membership—Select Data 18 Debt Maturity Table 19 Non-GAAP Financial Measures 20

Second Quarter 2012—Selected Financial Data

(In $US millions, except per share data, unaudited)

Three Months Ended June 30, 2012
Income from property operations—2012 Core (1)	$70.1
Income from property operations—2011 Acquisitions (2)	25.2
Property management and general and administrative	(16.4)
Other income and expenses	3.8
Financing costs and other	(34.9)

Funds from operations (FFO) (3) (4)	47.8
Depreciation on real estate	(24.7)
Depreciation on rental homes (4)	(1.5)
Amortization of in-place leases	(18.4)
Depreciation on unconsolidated joint ventures	(0.3)
Deferral of right-to-use contract sales revenue and commission, net	(0.6)
Income allocated to OP units	(0.2)

Net income available to common shares	$2.1

Net income per common share—fully diluted (5)	$0.05
FFO per share—fully diluted	$1.05

Weighted average shares outstanding—fully diluted	45.4

1)	See page 8 for 2012 Core income from property operations detail.
2)	See page 9 for income from property operations detail for 2011 Acquisition Properties.
3)	See page 20 for definition of FFO.
4)	Second quarter 2012 FFO adjusted to include a deduction for depreciation expense on rental homes would have been $46.3 million, or $1.02 per fully diluted share.
5)	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Income Statement

(In $US thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	6/30/2011 (1)	June 30, 2012	6/30/2011 (1)
Revenues:
Community base rental income	$103,197	$66,408	$206,151	$132,591
Rental home income	3,358	1,521	6,401	2,951
Resort base rental income	30,408	29,251	67,987	65,719
Right-to-use annual payments	12,221	12,563	23,972	24,575
Right-to-use contracts current period, gross	2,942	4,857	5,186	8,710
Right-to-use contracts, deferred, net of prior period amortization	(1,285)	(3,414)	(1,891)	(5,910)
Utility and other income	17,582	12,484	33,985	25,546
Gross revenues from home sales	1,960	1,288	4,020	2,645
Brokered resale revenue and ancillary services revenues, net	489	571	2,235	2,107
Interest income	2,388	1,012	5,018	2,051
Income from other investments, net	1,567	1,149	3,055	1,848

Total revenues	174,827	127,690	356,119	262,833
Expenses:
Property operating and maintenance	58,327	47,655	112,769	91,966
Rental home operating and maintenance	1,541	838	3,146	1,667
Real estate taxes	11,952	8,161	24,474	16,218
Sales and marketing, gross	2,633	3,083	4,276	5,339
Sales and marketing, deferred commissions, net	(655)	(1,347)	(897)	(2,347)
Property management	9,427	8,193	19,178	16,656
Depreciation on real estate	26,227	18,223	52,326	36,309
Amortization of in-place leases	18,401	0	36,766	0
Cost of home sales	2,602	1,049	4,818	2,468
Home selling expenses	403	406	736	883
General and administrative	6,957	6,011	13,189	11,658
Acquisition costs	0	2,117	0	2,117
Rent control initiatives and other	367	730	846	1,091
Interest and related amortization	30,838	21,458	61,794	42,847

Total expenses	169,020	116,577	333,421	226,872

Income before equity in income of unconsolidated joint ventures	5,807	11,113	22,698	35,961

Equity in income of unconsolidated joint ventures	492	541	1,255	1,325

Consolidated net income	6,299	11,654	23,953	37,286

Income allocated to non-controlling interest-Common OP Units	(197)	(789)	(1,388)	(3,410)
Income allocated to non-controlling interest-Perpetual Preferred OP Units	0	0	0	(2,801)
Series A Redeemable Perpetual Preferred Stock Dividends	(4,038)	(4,038)	(8,069)	(5,288)

Net income available for Common Shares	$2,064	$6,827	$14,496	$25,787

Net income per Common Share—Basic	$0.05	$0.21	$0.35	$0.81
Net income per Common Share—Fully Diluted	$0.05	$0.20	$0.35	$0.80
Average Common Shares—Basic	41,131	32,629	41,110	31,817
Average Common Shares and OP Units—Basic	45,087	36,942	45,078	36,140
Average Common Shares and OP Units—Fully Diluted	45,390	37,262	45,387	36,441

1)	Certain 2011 amounts have been reclassified to conform to the 2012 presentation. This reclassification had no material effect on the statement of operations.

Reconciliation of Net Income to FFO and FAD

(In $US thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Computation of funds from operations:
Net income available for Common Shares	$2,064	$6,827	$14,496	$25,787
Income allocated to common OP Units	197	789	1,388	3,410
Right-to-use contract upfront payments, deferred, net (1)	1,285	3,414	1,891	5,910
Right-to-use contract commissions, deferred, net (2)	(655)	(1,347)	(897)	(2,347)
Depreciation on real estate assets	24,744	17,285	49,442	34,512
Depreciation on rental homes (3)	1,483	938	2,884	1,797
Amortization of in-place leases	18,401	0	36,766	0
Depreciation on unconsolidated joint ventures	288	307	583	614

Funds from operations (FFO) (4) (5)	$47,807	$28,213	$106,553	$69,683

Non-revenue producing improvements to real estate	(7,531)	(5,165)	(12,349)	(7,995)

Funds available for distribution (FAD) (4)	$40,276	$23,048	$94,204	$61,688

FFO per Common Share—Basic	$1.06	$0.76	$2.36	$1.93
FFO per Common Share—Fully Diluted	$1.05	$0.76	$2.35	$1.91
FAD per Common Share—Basic	$0.89	$0.62	$2.09	$1.71
FAD per Common Share—Fully Diluted	$0.89	$0.62	$2.08	$1.69

1)	The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the entry of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contracts sales, offset by amortization of prior period sales.
2)	The Company is required by GAAP to defer recognition of the commission paid related to the entry of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the entry of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.
3)	For the three and six months ended June 30, 2011, the Company determined FFO and FAD excluding rental home depreciation expense. To conform with the 2012 presentation of FFO and FAD, rental home depreciation expense was added back to previously reported FFO and FAD for the three and six months ended June 30, 2011.
4)	See page 20 for definition of FFO and FAD.
5)	FFO adjusted to include a deduction for depreciation expense on rental homes would have been $46.3 million or $1.02 per fully diluted share and $27.3 million or $0.73 per fully diluted share for the three months ending June 30, 2012 and 2011, respectively, and $103.7 million or $2.28 per fully diluted share and $67.9 million or $1.86 per fully diluted share for the six months ending June 30, 2012 and 2011, respectively.

Consolidated Income from Property Operations (1)

(In $US millions, except home site and occupancy figures)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Community base rental income (2)	$103.2	$66.4	$206.2	$132.6
Rental home income	3.4	1.5	6.4	3.0
Resort base rental income (3)	30.4	29.3	68.0	65.7
Right-to-use annual payments	12.2	12.6	24.0	24.6
Right-to-use contracts current period, gross	2.9	4.9	5.2	8.7
Utility and other income	17.6	12.4	33.9	25.5

Property operating revenues	169.7	127.1	343.7	260.1

Property operating, maintenance, and real estate taxes	70.3	55.9	137.3	108.2
Rental home operating and maintenance	1.5	0.8	3.1	1.7
Sales and marketing, gross	2.6	3.1	4.3	5.3

Property operating expenses	74.4	59.8	144.7	115.2

Income from property operations	$95.3	$67.3	$199.0	$144.9

Manufactured home site figures and occupancy averages:
Total sites	74,119	44,235	74,098	44,235
Occupied sites	66,118	40,052	66,070	40,029
Occupancy %	89.2%	90.5%	89.2%	90.5%
Monthly base rent per site	$520	$553	$520	$552

Core total sites	44,103	44,107	44,103	44,107
Core occupied sites	40,272	40,042	40,262	40,018
Core occupancy %	91.3%	90.8%	91.3%	90.7%
Core monthly base rent per site	$566	$553	$565	$552

Resort base rental income:
Annual	$21.5	$20.7	$42.8	$41.0
Seasonal	2.7	2.6	14.3	14.2
Transient	6.2	6.0	10.9	10.5

Total resort base rental income	$30.4	$29.3	$68.0	$65.7

1)	See page 5 for a complete Income Statement. The line items that the Company includes in property operating revenues and property operating expenses are also individually included in our Income Statement. Excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.
2)	See manufactured home site figures and occupancy averages table above.
3)	See resort base rental income table above.

Core Income from Property Operations (1)

(In $US millions, except home site and occupancy figures)

	Three Months Ended		%	Six Months Ended		%
	June 30, 2012	June 30, 2011	Change (2)	June 30, 2012	June 30, 2011	Change (2)
Community base rental income (3)	$68.4	$66.4	3.0%	$136.6	$132.6	3.0%
Rental home income	2.0	1.5	28.5%	3.8	3.0	29.6%
Resort base rental income (4)	30.3	29.3	3.6%	67.7	65.7	3.0%
Right-to-use annual payments	12.2	12.6	-2.7%	24.0	24.6	-2.5%
Right-to-use contracts current period, gross	2.9	4.9	-39.4%	5.2	8.7	-40.5%
Utility and other income (5)	14.5	12.4	16.3%	27.5	25.5	8.0%

Property operating revenues (6)	130.3	127.1	2.5%	264.8	260.1	1.8%

Property operating, maintenance, and real estate taxes	56.7	55.9	1.7%	110.0	108.2	1.8%
Rental home operating and maintenance	0.9	0.8	4.2%	1.9	1.7	12.5%
Sales and marketing, gross	2.6	3.1	-14.7%	4.3	5.3	-20.0%

Property operating expenses (6)	60.2	59.8	0.9%	116.2	115.2	0.9%

Income from property operations (6)	$70.1	$67.3	4.0%	$148.6	$144.9	2.5%

Occupied sites as of (7):	40,305	40,103

Core manufactured home site figures and occupancy averages:
Total Sites	44,103	44,107		44,103	44,107
Occupied Sites	40,272	40,042		40,262	40,018
Occupancy Percentage	91.3%	90.8%		91.3%	90.7%
Monthly Base Rent Per Site	$566	$553		$565	$552

Resort base rental income:
Annual	$21.4	$20.7	3.7%	$42.6	$41.0	3.9%
Seasonal	2.7	2.6	3.6%	14.2	14.2	0.1%
Transient	6.2	6.0	3.2%	10.9	10.5	3.4%

Total resort base rental income	$30.3	$29.3	3.6%	$67.7	$65.7	3.0%

1)	2012 Core properties include properties we expect to own and operate during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.
2)	Calculations prepared using unrounded numbers.
3)	See core manufactured home site figures and occupancy averages table above.
4)	See resort base rental income table above.
5)	During the three and six months ended June 30, 2012, the Company recognized approximately $2.1 million of cable service prepayments due to the bankruptcy of a third-party cable service provider at certain of the properties.
6)	Growth rate excluding right-to-use contracts-current period gross sales and marketing expenses and cable service prepayments is 2.5%, 1.7%, and 3.2% for property operating revenues, property operating expenses, and income from property operations, respectively for the three months ended June 30, 2012 and 2.5%, 2.0%, and 2.8%, respectively, for the six months ended June 30, 2012.
7)	Occupied sites have increased by 47 from 40,258 at December 31, 2011.

2011 Acquisitions—Income from Property Operations (1)

(In $US millions, except occupancy figures)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012
Community base rental income	$34.8	$69.6
Rental home income	1.4	2.6
Resort base rental income	0.1	0.3
Utility income and other property income	3.1	6.3

Property operating revenues	39.4	78.8

Property operating, maintenance, and real estate taxes	13.5	27.1
Rental home operating and maintenance	0.7	1.3

Property operating expenses	14.2	28.4

Income from property operations	$25.2	$50.4

Occupied sites	25,873

	Total Acquisition Portfolio	Michigan only	Total less Michigan
Average Occupancy for the Three Months Ended June 30, 2012
Total sites	30,016	5,874	24,142
Occupied sites	25,846	4,046	21,800
Occupancy percentage	86.1%	68.9%	90.3%
Monthly base rent per occupied site	$449	$452	$448

Average Occupancy for the Six Months Ended June 30, 2012 (2)
Total sites	29,995	5,874	24,121
Occupied sites	25,808	4,015	21,793
Occupancy percentage	86.0%	68.4%	90.3%
Monthly base rent per occupied site	$449	$455	$448

1)	Represents actual performance of Acquisition Properties acquired by the Company during the last six months of 2011. Excludes property management expenses.
2)	Occupancy as of June 30, 2012 was 25,873, an increase of 120 sites from 25,753 at December 31, 2011.

Income from Rental Home Operations (1)

(In $US millions, except occupied rentals, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Manufactured homes:
New home	$4.4	$2.9	$8.4	$5.5
Used home	7.9	3.7	14.6	7.3

Rental operations revenues (1)	12.3	6.6	23.0	12.8
Rental operations expense	(1.5)	(0.8)	(3.1)	(1.7)

Income from rental operations, before depreciation	10.8	5.8	19.9	11.1
Depreciation on rental homes	(1.5)	(0.9)	(2.9)	(1.8)

Income from rental operations, after depreciation	$9.3	$4.9	$17.0	$9.3

Occupied rentals:
New
Core	1,483	1,063
Acquisitions	101	0

Used
Core	2,013	1,812
Acquisitions	1,471	0

	As of
	June 30, 2012		June 30, 2011
Cost basis in rental homes (2):	Gross	Net of Depreciation	Gross	Net of Depreciation
New
Core	$89.5	$81.6	$72.0	$66.7
Acquisitions	3.6	3.5	0.0	0.0

Used
Core	31.8	27.4	27.6	24.7
Acquisitions	34.8	33.7	0.0	0.0

Total rental homes	$159.7	$146.2	$99.6	$91.4

1)	For the three months ended June 30, 2012 and June 30, 2011, approximately $8.9 million and $5.1 million, respectively, are included in Community base rental income in the Income from Property Operations table on page 7. For the six months ended June 30, 2012 and June 30, 2011, approximately $16.6 million and $9.8 million, respectively, are included in Community base rental income in the Income from Property Operations table on page 7. The remainder of the rental operations revenue is included in the caption “Rental home income” in the Income from Property Operations table on page 7.
2)	Includes both occupied and unoccupied rental homes.

Total Sites and Home Sales

(Dollar amounts in $US thousands, unaudited)

Summary of Total Sites as of June 30, 2012

Sites
Community sites	74,100
Resort sites:
Annuals	21,000
Seasonal	9,000
Transient	9,600
Membership (1)	24,300
Joint Ventures (2)	3,100

Total	141,100

Home Sales —Select Data

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
New Home Sales Volume	4	6	17	27
New Home Sales Gross Revenues	$193	$338	$897	$1,149
Used Home Sales Volume (3)	377	210	691	363
Used Home Sales Gross Revenues	$1,767	$950	$3,123	$1,496
Brokered Home Resales Volume	257	167	520	372
Brokered Home Resale Revenues, net	$332	$214	$661	$467

1)	Sites primarily utilized by approximately 96,000 members. Includes approximately 4,000 sites rented on an annual basis.
2)	Joint venture income is included in Equity in income from unconsolidated joint ventures.
3)	The three and the six months ended June 30, 2011, includes one third party dealer sale.

2012 Guidance—Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

Year Ended December 31, 2012
Income from property operations—2012 Core (2)	$292.6
Income from property operations—2011 Acquisition (3)	101.3
Property management and general and administrative	(65.1)
Other income and expenses (4)	18.1
Financing costs and other	(140.7)

Funds from operations (FFO) (5)	206.2
Depreciation on real estate and other	(100.1)
Depreciation on rental homes	(6.1)
Amortization of in-place leases	(45.1)
Deferral of right-to-use contract sales revenue and commission, net	(3.1)
Income allocated to OP units	(4.5)

Net income available to common shares	$47.3

Net income per common share—fully diluted (6)	$1.04 - $1.24
FFO per share—fully diluted	$4.44 - $4.64

Weighted average shares outstanding—fully diluted	45.4

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2)	See page 14 for 2012 Core guidance assumptions. Amount represents Core income from property operations from the 2012 Core Properties in 2011 of $285.7 million multiplied by an estimated growth rate of 2.4%.
3)	See page 15 for 2011 Acquisition assumptions.
4)	See page 16 for Acquisition Chattel Loan Assumptions.
5)	See page 20 for definition of FFO.
6)	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Third Quarter 2012 Guidance—Selected Financial Data (1)

The Company’s guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

	Three Months Ended
	September 30, 2012
Income from property operations—2012 Core (2)		$72.9
Income from property operations—2011 Acquisition (3)		25.3
Property management and general and administrative		(16.4)
Other income and expenses (4)		5.8
Financing costs and other		(35.4)

Funds from operations (FFO) (5)		52.2
Depreciation on real estate and other		(25.1)
Depreciation on rental homes		(1.6)
Amortization of in-place leases		(7.5)
Deferral of right-to-use contract sales revenue and commission, net		(1.1)
Income allocated to OP units		(1.5)

Net income available to common shares		$15.4

Net income per common share—fully diluted (6)	$ $	0.32 - 0.42
FFO per share—fully diluted	$ $	1.10- 1.20

Weighted average shares outstanding—fully diluted		45.4

1)	Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.
2)	See page 14 for Core guidance assumptions. Amount represents Core Income from property operations for the 2012 Core Properties in 2011 of $71.2 million for the three months ended September 30, 2011 multiplied by an estimated growth rate of 2.4%.
3)	See page 15 for 2011 Acquisition assumptions.
4)	See page 16 for Acquisition Chattel Loan Assumptions.
5)	See page 20 for definition of FFO.
6)	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Core Guidance Assumptions—Income from Property Operations (1)

(In $US millions, unaudited)

	Year Ended December 31, 2011	2012 Growth Factors (2)	Quarter Ended September 30, 2011	Third Quarter 2012 Growth Factors (2)

Community base rental income	$266.6	2.9%	$66.8	2.9%
Rental home income	6.3	22.6%	1.6	17.6%
Resort base rental income (3)	130.4	2.0%	36.1	-0.5%
Right-to-use annual payments	49.1	-1.9%	12.4	-1.7%
Right-to-use contracts current period, gross	17.9	-24.3%	4.4	-4.5%
Utility and other income	49.6	4.8%	12.9	1.9%

Property operating revenues (4)	519.9	1.7%	134.2	1.4%

Property operating, maintenance, and real estate taxes	(219.1)	1.3%	(59.1)	-0.3%
Rental home operating and maintenance	(3.9)	0.6%	(0.9)	14.7%
Sales and marketing, gross	(11.2)	-8.7%	(3.0)	4.8%

Property operating expenses (4)	(234.2)	0.8%	(63.0)	0.2%

Income from property operations (4)	$285.7	2.4%	$71.2	2.4%

Resort base rental income:
Annual	83.3	4.0%	21.0	4.2%
Seasonal	20.7	-0.2%	2.5	-1.8%
Transient	26.4	-2.8%	12.6	-8.3%

Total resort base rental income	$130.4	2.0%	$36.1	-0.5%

1)	2012 Core properties include properties we expect to own and operate during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.
2)	Management’s estimate of the growth of property operations in the 2012 Core Properties compared to actual 2011 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using unrounded numbers.
3)	See resort base rental income table above.
4)	Growth rate excluding right-to-use contracts-current period gross sales and marketing expenses and cable service prepayments is 2.5%, 1.7%, and 3.2% for property operating revenues, property operating expenses, and income from property operations, respectively for the three months ended June 30, 2012 and 2.5%, 2.0%, and 2.8%, respectively, for the six months ended June 30, 2012.

2011 Acquisition Assumptions in 2012 (1)

(In $US millions, unaudited)

	Year Ended December 31, 2012	Three Months Ended September 30, 2012

Community base rental income	$139.4	$34.9
Rental home income	5.9	1.6
Resort base rental income	0.5	0.1
Utility income and other property income	12.8	3.2

Property operating revenues	158.6	39.8

Property operating, maintenance and real estate taxes	(54.3)	(13.7)
Rental home operating and maintenance	(3.0)	(0.8)

Property operating expenses	(57.3)	(14.5)

Income from property operations	$101.3	$25.3

1)	Each line item represents our estimate of the mid-point of a possible range of outcomes for the Acquisition Properties.

Acquisition Chattel Loan Assumptions

(2012 Guidance; in $US millions, unaudited)

Other Income and Expense guidance includes estimated interest income of approximately $5.1 million for the year ended December 31, 2012 from Notes Receivable acquired from the seller and secured by manufactured homes in connection with the purchase of 75 Acquisition Properties during 2011. As of June 30, 2012, the company’s carrying value of the Notes Receivable was approximately $29.0 million. The Company’s initial carrying value was based on a third party valuation utilizing 2011 market transactions and is adjusted based on actual performance in the loan pool. Factors used in determining the initial carrying value included delinquency status, market interest rates and recovery assumptions. The following tables provide a summary of the Notes Receivable and certain assumptions about future performance, including interest income guidance for 2012. An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. There can be no assurance that the Notes Receivable will perform in accordance with these assumptions.

(2012 Guidance; in $US millions, unaudited)

Contractual cash flows to maturity beginning 1/1/2012	$211
Expected cash flows to maturity beginning 1/1/2012	98
Face value of loans at acquisition	113
Carrying value of loans at acquisition	42
Expected interest income to maturity beginning 1/1/2012	56

	2012 Guidance Assumptions	Actual through June 30, 2012

Default rate	10%	23%
Recoveries as percentage of defaults	25%	35%
Yield	17%	17%

Average carrying amount of loans	$29.2	$32.3
Contractual principal pay downs	4.4	2.5
Contractual interest income	6.8	3.3
Expected cash flows applied to principal	5.9	3.0
Expected cash flows applied to interest income	5.1	2.8

Balance Sheet

(In $US thousands, unaudited)

Selected Balance Sheet Data	June 30, 2012	December 31, 2011
Net investment in real estate	$3,207,639	$3,265,447
Cash	134,967	70,460
Total assets	3,498,650	3,496,101
Mortgage notes payable	2,088,450	2,084,683
Term loan	200,000	200,000
Unsecured lines of credit (1)	—	—
Total liabilities	2,519,588	2,496,821
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock	200,000	200,000
Total common equity	779,062	799,280

1)	As of June 30, 2012, the Company had an unsecured line of credit with a borrowing capacity of $380.0 million which accrued interest at a rate of LIBOR plus 1.65% to 2.50% per annum and contained a 0.30% to 0.40% facility fee. The unsecured line of credit matures on September 18, 2015 and has an eight-month extension option.

Right-To-Use Membership—Select Data

(In $US thousands, except member count, number of Zone Park Passes, number of annuals, and number of upgrades, unaudited)

	Year Ended December 31
	2009	2010	2011	2012 (1)
Member Count (2)	105,850	102,726	99,567	96,100
Right-to-use annual payments	$50,765	$49,831	$49,122	$48,200
Number of Zone Park Passes (ZPP’s) (3)	0	4,487	7,404	9,000
Number of annuals (4)	2,484	3,062	3,555	4,100
Resort base rental income from annuals	$5,950	$6,712	$8,069	$9,500
Number of upgrades (5)	3,379	3,659	3,930	3,100
Upgrade contract initiations (6)	$15,372	$17,430	$17,663	$13,700
Resort base rental income from seasonals/transients	$10,121	$10,967	$10,852	$10,400
Utility and other income	$1,883	$2,059	$2,444	$2,300

1)	Guidance estimate for the year ended December 31, 2012.
2)	Members have entered into right-to-use contracts with the Company which entitle them to use certain properties on a continuous basis for up to 21 days.
3)	Zone Park Passes (ZPP’s) allow access to up to four zones of the United States and require annual payments.
4)	Members that renew their right-to-use contracts annually and pay an annual rate for the right to use a specific site.
5)	Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.
6)	Sales revenues associated with contract upgrades, included in the line item Right-to-use contracts current period, gross, on the Company’s Income Statement on page 5.

Debt Maturity Table (1)

(In $US millions, unaudited)

Year	Amount
2012	$34
2013	116
2014	134
2015	597
2016	230
2017	92
2018	207
2019	216
2020	139
2021+	295

$2,060

1)	Represents the Company’s mortgage notes payable excluding $28 million net note premiums, and the Company’s $200 million term loan as of June 30, 2012.

Non–GAAP Financial Measures

Funds from Operations (“FFO”)—a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.